                                                                     EHIBIT 10.8


                                                                   Draft 3/13/98

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                    SULLIVAN BROADCASTING COMPANY III, INC.

                                GLENCAIRN, LTD.,

                                      and

                              ABRY PARTNERS, INC.
                        (as Stockholder Representative)



                                EFFECTIVE AS OF

                               FEBRUARY 23, 1998

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER is entered into on March16, 1998, but is effective as of February 23, 1998, among Sullivan Broadcasting Company III, Inc., a Delaware corporation ("Sullivan"), Glencairn, Ltd, a Maryland
                                    --------
corporation ("Glencairn"), on behalf of itself and a subsidiary to be formed by
              ---------
it pursuant to Article I below, and ABRY Partners, Inc., a Delaware corporation ("ABRY Partners"), solely in its capacity as the Stockholder Representative
  ---- --------
referred to in this Agreement.

          WHEREAS, the parties to this Agreement are among the parties to an Agreement and Plan of Merger dated as of February 23, 1998 (the "Prior
                                                                 -----
Agreement"), and the parties to the Prior Agreement have agreed to restate the
---------
Prior Agreement by entering into this Agreement and certain other agreements;

          NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the date of the Prior Agreement:



                                   ARTICLE I

                            FORMATION OF SUBSIDIARY

On or prior to March 20, 1998, Glencairn will form a wholly-owned Subsidiary which will be a Delaware corporation. Such Subsidiary will be the "Merger Sub" referred to in this Agreement. Glencairn will cause such Subsidiary to become a party to this Agreement and the Indemnity Escrow Agreement by executing and delivering to Sullivan a counterpart thereof.


                                   ARTICLE II

                                     MERGER

          2.A  General.  Upon and subject to the terms and conditions stated in
               -------
this Agreement, on the Closing Date, effective as of the Effective Time, the Merger Sub will merge with and into Sullivan in accordance with the terms and conditions of this Agreement. Sullivan will be the corporation which survives such merger (the "Merger") and in such capacity is sometimes referred to in
                   ------
this Agreement as "Post-Merger Sullivan."

          2.B  Effect on Sullivan Shares.  Immediately after the Closing,
               ------ -- -------- ------
effective at the Effective Time, subject to the terms and conditions of this Agreement (1) the Merger will be effected by the filing with the Secretary of the State of Delaware of a Certificate of Merger; (2) each Sullivan Share outstanding at the Effective Time, by said occurrence and with no further action on the part of the holder thereof, will be canceled without consideration; (3) each share of common stock of the Merger Sub outstanding immediately prior to the Effective Time will, by said occurrence and with no further action on the part of the holder thereof, be transformed and converted into one share of common stock of Post-Merger Sullivan, so that immediately thereafter Glencairn will be the sole and exclusive owner of all equity securities of Post-Merger Sullivan; and (4) Post-Merger Sullivan will be the owner of the business, assets, rights, privileges, immunities, powers, franchises and other attributes of Sullivan and the Merger Sub.

          2.C  Certificate of Incorporation.  Immediately after the Effective
               ----------- -- -------------
Time, the certificate of incorporation of Post-Merger Sullivan will be the certificate of incorporation of the Merger Sub as in effect immediately prior to the Effective Time.

          2.D  Bylaws. Immediately after the Effective Time, the bylaws of Post-
               ------
Merger Sullivan will be the bylaws of the Merger Sub as in effect immediately prior to the Effective Time.

          2.E  Board of Directors and Officers.  The board of directors and
               ----- -- --------- --- --------
officers of the Merger Sub immediately prior to the Effective Time will be the board of directors and the officers, respectively, of Post-Merger Sullivan immediately after the Effective Time, and such individuals will serve in such positions for the respective terms provided by applicable Legal Requirements or in the bylaws of Post-Merger Sullivan until their respective successors are elected and qualified.

          2.F  Name.  The name of Post-Merger Sullivan will be designated by
               ----
Glencairn.

          2.G  Transfer of Sullivan Stock.  At the Effective Time, the stock
               -------- -- -------- -----
transfer books of Sullivan will be closed and no transfer of Sullivan Shares will thereafter be made.


                                  ARTICLE III

                        MERGER CONSIDERATION AND CLOSING


          3.A  Merger Consideration.  No consideration will be payable to the
               --------------------
holders of Sullivan Shares by reason of or in connection with the Merger.

          3.B  Closing Time and Place.  Subject to Section 12.A, the
               ----------------------
consummation of the Merger (the "Closing") will be held in the offices of
                                 -------
Kirkland & Ellis, in New York, New York, at 10:00 a.m., local time, on the date determined pursuant to the following two sentences, or at such other place and/or at such other time and date as the Merger Sub and Sullivan may agree in writing. The Merger Closing will occur on a date designated by the Merger Sub by written notice to Sullivan not less than ten Business Days in advance of such date (which designated



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

date will be not later than the Expiration Date). Notwithstanding the foregoing, but subject to Section 12.A, if on a date for the Closing described in the preceding sentence or specified pursuant to this sentence any condition of the Merger Sub or Sullivan specified in Article IX or X has not been satisfied (and will not be satisfied by the delivery of documents at the Closing) or waived in writing, then the date for the Closing will be extended to any date specified by the Merger Sub to Sullivan with not less than 10 Business Days' notice to the other (subject to the Merger Sub's and Sullivan's respective conditions to the Closing set forth in Articles IX and X being satisfied or waived in writing on such specified date); provided that any such specified date will be on or prior
                      --------
to the Expiration Date.

          3.C  Deliveries at the Closing.  All actions on the Closing Date
               ---------- -- --- -------
(including those described in Section 11.D) will be deemed to occur simultaneously, and no document or payment to be delivered or made on the Closing Date will be deemed to be delivered or made until all such documents and payments are delivered or made to the reasonable satisfaction of Sullivan, the Merger Sub, the Stockholder Representative and their respective legal counsel.

               (1)  Deliveries by Sullivan.  At the Closing, Sullivan will
                    ---------- -- --------
     deliver to the Merger Sub the following:

                    (a) the minute book, stock transfer book and other records relating to the internal corporate affairs of Sullivan which are in Sullivan's possession, and resignations of the officers and directors of Sullivan, which resignations will be effective as of the Effective Time;

                    (b) all mortgage discharges or releases of Liens, if any, that will be sufficient to cause the Station Assets held by Sullivan to be as described in Section 4.E;

                    (c) a certificate of the President or Chief Executive Officer of Sullivan dated the Closing Date to the effect that, except as specified in such certificate, to the best of such officer's knowledge, the conditions set forth in Sections 10.A(1) and 10.A(2) have been fulfilled;

                    (d) a certificate of Sullivan dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Sections 10.A(1) and 10.A(2) have been fulfilled;

                    (e) a certified copy of the resolutions or action by written consent of the board of directors and stockholders of Sullivan authorizing the Merger and Sullivan's execution, delivery and performance of this Agreement;

                    (f) certificates as to the existence and/or good standing of Sullivan, in each case issued by the Secretary of State or a comparable official of Delaware and each other jurisdiction (if any) in which it is then required to be qualified to do business, certifying as to the existence and/or good standing of such corporation in such jurisdictions;

                    (g) one or more opinions of counsel or special counsel to Sullivan, each dated the Closing Date, as to the matters set forth in the attached Exhibit A; and
                       ------- -

                    (h) such other documents, instruments and receipts as the Merger Sub may reasonably request in order to effectuate the Merger and the other transactions contemplated by this Agreement to be consummated at the Closing.

     Each of the foregoing will be reasonably satisfactory in form to the Merger Sub and its legal counsel.

               (2)  Deliveries by the Merger Sub. At the Closing, the Merger Sub
                    ---------- -- --- ------ ---
     will deliver to the Stockholder Representative the following:

                    (a) a certificate of an officer or similar official of the Merger Sub dated the Closing Date to the effect that, except as specified in such certificate, to the best of such officer's or official's knowledge, the conditions set forth in Sections 9.A(1) and 9.A(2) have been fulfilled;

                    (b) a certificate of an officer or similar official of Glencairn dated the Closing Date to the effect that, except as specified in such certificate, to the best of such officer's or official's knowledge, the conditions set forth in Sections 9.A(1) and 9.A(2) have been fulfilled;

                    (c) a certificate of the Merger Sub dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Sections 9.A(1) and 9.A(2) have been fulfilled;

                    (d) a certificate of Glencairn dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Sections 9.A(1) and 9.A(2) have been fulfilled;

                    (e) a certified copy of the resolutions or action by written consent of the board of directors and stockholders of the Merger Sub authorizing the Merger and the Merger Sub's execution, delivery and performance of this Agreement;

                    (f) a certified copy of the resolutions or action by written consent of the board of directors of Glencairn authorizing Glencairn's execution, delivery and performance of this Agreement;

                    (g) certificates as to the existence and/or good standing of Glencairn and the Merger Sub, in each case issued by the Secretary of State or a comparable official of such jurisdictions as Sullivan may reasonably request and dated on or after the fifth Business Day prior to the Closing Date, certifying as to the


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

          existence and/or good standing of such corporation in such jurisdictions;

                    (h) one or more opinions of counsel or special counsel to Glencairn and the Merger Sub, each dated the Closing Date, as to the matters set forth in the attached Exhibit B; and
                                            ------- -

                    (i) such other documents, instruments and receipts as Sullivan may reasonably request in order to effectuate the Merger and the other transactions contemplated by this Agreement to be consummated at the Closing.

     Each of the foregoing will be reasonably satisfactory in form to Sullivan and its legal counsel.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SULLIVAN

          Subject to Section 13.Q, Sullivan makes the following representations and warranties:

          4.A  Organization. Sullivan is a corporation which is duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware. From and after the Spin-Off, Sullivan will be qualified to do business or have similar status under the laws of each jurisdiction in which such qualification is required by applicable Legal Requirements. Sullivan has the power and authority to carry on the business being conducted by it, to own and operate the Station Assets owned and operated by it, and to enter into and consummate the transactions contemplated to be consummated by it pursuant to this Agreement.

          4.B  Action. Each action necessary to be taken by or on the part of
               ------
Sullivan in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated to be consummated by Sullivan pursuant to this Agreement and necessary to make the same effective will be duly and validly taken by, and be effective at, the time by which such action is required to be taken. This Agreement has been duly and validly authorized, executed, and delivered by Sullivan and constitutes its valid and binding agreement, enforceable against Sullivan in accordance with and subject to its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          4.C  FCC Authorizations.  As of the time of the Closing, Sullivan will
               --- --------------
be the holder of the FCC Authorizations. As of the time of the Closing, except as set forth on the attached Schedule 4C, (i) the Authorizations will constitute
                             -------- --
all of the licenses and authorizations required under the Communications Act, or the current rules, regulations, and policies of the FCC, for the operation of the Stations as now conducted; (ii) the FCC Authorizations will be in full force and effect and are subject to or scheduled for renewal on the respective dates specified on the attached Schedule 4C (unless theretofore renewed after the date
                          -------- --
of this Agreement); (iii) the FCC

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Authorizations will be valid for the full respective terms thereof; (iv)
Sullivan will have no reason to believe that the FCC Authorizations will not be renewed for a full and customary term in the ordinary course with no materially adverse conditions (except with respect to general rule-making and similar matters relating generally to television broadcast stations by reason of any action or omission of Glencairn or any of its Subsidiaries); (v) there will not be not pending, or, to the knowledge of Sullivan, threatened, any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any of the FCC Authorizations, and there will not be pending, or, to the knowledge of any such Person, threatened, issued, or outstanding by or before the FCC, any investigation, order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Sullivan with respect to any Station, in each case other than by reason of any actual or alleged action or omission of Glencairn or any of its Subsidiaries;
(vi) Sullivan will have complied in all material respects with the FCC Authorizations, the Communications Act, and the current rules, regulations and policies of the FCC; and (vii) all documents required by 47 C.F.R. Section
73.3526 to be kept in each Station's public inspection file are in such file and such file will be maintained in proper order and complete up to and through the Closing Date.

          4.D  Condition of Assets.  Except as set forth on the attached
               --------- -- ------
Schedule 4D, the material tangible assets of Sullivan and the improvements on
-------- --
any real property which are used by it (a) at the time of the Spin-Off and on the Closing Date will in all material respects be in good and technically sound operating condition (ordinary wear and tear excepted) and are not in need of repair and in a condition which would be sufficient to permit the owner thereof to operate the Stations (in the manner in which the Stations are operated or programmed by Sullivan Holdings and its Subsidiaries as of the date of this Agreement) in compliance with the terms of the FCC Authorizations, the Communications Act and current FCC rules and regulations (if such owner had the right to use the Station Assets not owned by Sullivan and such Station Assets were in at least such condition), and (b) have in all material respects been maintained in a manner consistent with generally accepted standards of good engineering practice and to the knowledge of Sullivan, all applicable federal, state and local statutes, ordinances, rules and regulations, including, without limitation, all applicable tower painting and lighting requirements.

          4.E  Title, Etc.  Immediately after the Spin-Off, Sullivan  will have
               ------ ---
good title to, or a valid leasehold in, the tangible assets and personal property included in the Station Assets, and all such assets and personal property will on the Closing Date (after the repayment in full of the indebtedness of Sullivan and all related interest and other obligations and the release of all related Liens and the Mission Guarantees) be free and clear of all Liens other than Permitted Encumbrances. Sullivan possesses (and immediately after the Merger, will possess) adequate rights, licenses, or other authority to use the call letters presently used by the Stations, free and clear of all Liens other than Permitted Encumbrances.

          4.F  Litigation.   Except as set forth on the attached Schedule 4F:
               ----------                                        -------- --

               (1) on the date of this Agreement, Sullivan is not operating under or subject to or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality arising out of a proceeding to which it is or was a party, and on the Closing Date, no such item will have or reasonably be expected to result in a Material Adverse Change; and

               (2) on the date of this Agreement, there is no litigation pending by or against, or to the knowledge of Sullivan threatened against, Sullivan which interferes with, or could reasonably be expected to interfere with,
     (a) the operations of the Stations as presently conducted or (b) the ability of Sullivan to carry out the transactions contemplated to be carried out by it pursuant to this Agreement, and on the Closing Date, no such pending or threatened litigation will have or will reasonably be expected to result in a Material Adverse Change.

There are no attachments, executions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy initiated or contemplated by, or, to the knowledge of Sullivan, threatened or pending against, Sullivan.

          4.G  Compliance with Laws.  Other than with respect to matters
               ---------- ---- ----
disclosed in the attached Schedule 4C or the attached Schedule 4F, subject to
                          -------- --                 -------- --
obtaining all applicable Consents: (a) Sullivan, with respect to the Station Assets, is in compliance in all material respects with all applicable Legal Requirements, and (b) the present uses by Sullivan of the Station Assets which it owns do not in any material respect violate any such Legal Requirements.

          4.H  No Defaults.  Except for (w) any item described on the attached
               -- --------
Schedule 4H, (x) the requisite approval of the FCC, (y) compliance with the
-------- --
requirements of the Hart-Scott-Rodino Act, and (z) any Consent which may be required under any Contract, on the Closing Date (after giving effect to all Consents which have been obtained) neither the execution and delivery by Sullivan of this Agreement, nor the consummation by Sullivan of the Merger or the other transactions contemplated by this Agreement to be consummated by Sullivan, requires any Consent under, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, or will result in the creation of any Lien (other than any Permitted Encumbrance or any Lien in favor of one or more of the Acquiring Parties) under, any of the terms, conditions, or provisions of any Legal Requirement to which Sullivan is subject, or of the certificate of incorporation or by-laws of Sullivan.

          4.I  Subsidiaries.  Sullivan does not own any shares of stock or other
               ------------
equity or debt securities of or any interest in any Person.

          4.J  Tax Matters.
               --- -------

               (1) Tax Returns.  Except as set forth on the attached Schedule 4J
                   --- -------                                       -------- --
     or as has not caused and is not reasonably expected to cause a Material Adverse Change: (a) all federal, state, local and foreign tax returns and tax reports required to be filed by Sullivan have been timely filed (taking into account any extensions of which Sullivan may have availed itself) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing (including any summary balance sheets included therein) are true, correct, and complete; (b) all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, and other taxes (including interest and penalties) due and payable by Sullivan have been fully paid; (c) no issues have been raised in writing (or, to Sullivan's knowledge, orally) and are currently pending by the Internal Revenue Service or any other taxing authority in connection with any of such returns and reports; (d) no waivers of statutes of limitations as to tax matters have been given or requested with respect to Sullivan; (e) the federal, state, local, and foreign income tax and franchise tax returns of or with respect to Sullivan have not been examined by the Internal Revenue Service or by appropriate state, provincial, or departmental tax authorities; (f) no issue has been raised in writing (or, to Sullivan's knowledge, orally) with Sullivan by any taxing authority which can reasonably be expected to result in a deficiency for any fiscal year or all deficiencies asserted or assessments (including interest and penalties) made as a result of any examinations have been fully paid, and no proposed (but unassessed) additional taxes, interest, or penalties have been asserted; (h) Sullivan is not (and has never been) a party to any Tax sharing agreement with any Person who was not a member of an Affiliated Group consisting in whole or in part of the parties to such agreement, and Sullivan has no liability for the Taxes of any other Person (other than Sullivan Holdings and its Subsidiaries) pursuant to Reg. Section 1.1502-6 under the Tax Code (or any similar provision of state, local or foreign Tax law) or as a transferee or successor or by contract.

               (2) Tax Elections and Special Tax Status.  Except as set forth on
                   --- --------- --- ------- --- ------
     the attached Schedule 4J:  (a) Sullivan is not and has never been a United
                  -------- --
     States real property holding corporation within the meaning of Section 897(c)(2) of the Tax Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Tax Code; (b) Sullivan has not made any election or filed any consent pursuant to Section 341(f) of the Tax Code relating to collapsible corporations; (c) Sullivan has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Sullivan pursuant to Section 280G of the Tax Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Tax Code; and (d) Sullivan has not agreed to make, nor is it required to make, any adjustment under
     Section 481(a) of the Tax Code by reason of a change in accounting method or otherwise.

          4.K  Capital Stock.  As of the date of this Agreement, Sullivan has
               ------- -----
authorized capital stock consisting of 80,000,000 shares of capital stock, of which (a) 25,000,000 shares will be designated Class A One Common Stock, par value $0.001 per share, (b) 25,000,000 shares will be designated Class B-1 Common Stock, par value $0.001 per share, (c) 25,000,000 shares will be designated Class B-2 Common Stock, par value $0.001 per share, and (d) 5,000,000 shares will be designated Class C Common Stock, par value $0.001 per share. As of the Closing Date, all of the issued and outstanding capital stock of Sullivan will be duly authorized and validly issued, fully paid and nonassessable, and there will be no preemptive rights in respect thereof in favor of any Person (other than any Person which holds Sullivan Shares). There are no outstanding options, warrants or other rights to subscribe for or purchase from Sullivan, no contracts or commitments providing for the issuance of, or the granting of rights to acquire, and no securities convertible into or exchangeable for, any shares of capital stock or any other ownership interest of Sullivan.

          4.L  Books and Records. The minute books of Sullivan contain records
               ----- --- -------
which are complete and accurate in all material respects of all meetings and other corporate actions of its stockholders, its board of directors and all committees, if any, appointed by its board of directors. The books of accounts, ledgers, order books, records and documents of Sullivan, in all material respects, accurately and completely reflect information relating to its business, the nature, acquisitions, maintenance and location of its assets and the transactions giving rise to its obligations and accounts receivable.

          4.M  Absence of Significant Undisclosed Liabilities.  Sullivan has no
               ------- -- ----------- ----------- -----------
debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, including any liability or obligation on account of Taxes or any governmental charges or penalty, interest or fines, which would be required to be reflected in its balance sheet prepared in accordance with GAAP and which would have, or which in the case of contingent or inchoate liabilities, would have if accrued or absolute, a material adverse effect on the financial condition of Sullivan, viewed as a whole with Sullivan Holdings, its Subsidiaries and Sullivan Two as of the Closing Date, other than any liability or obligation (a) reflected in any Sullivan Holdings Financial Statement, (b) identified with particularity in any attached Schedule or arising under any Contract which is described, or which is not required to be described, on any attached Schedule or the Contracts Schedule, (c) incurred in the ordinary course of business since September 30, 1997, (d) incurred in connection with the transactions contemplated by this Agreement, or (e) pursuant to the promissory note issued to Sullivan Holdings and its Subsidiaries in connection with the Spin-Off.

          4.N  Employee Benefit Plans.  Other than any plan described on the
               -------- ------- -----
attached Schedule 4N, (a) Sullivan does not  maintain, is not a party to and
         -----------
make no contributions to any of the following: (i) any "employee pension benefit plan," (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")); or (ii) any "employee welfare
                                         -----
benefit plan" (as such term is defined in Section 3(a) of ERISA), whether written or oral; and (b) Sullivan has never sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any employee pension benefit plan subject to Section 302 of ERISA or Section 412 of the Tax Code or Title IV of ERISA (including any multiemployer plan). No employee or former employee of Sullivan, and no beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than continuation coverage mandated under Section 4980B of the Tax Code or comparable state law.

          4.O  Brokers. There is no broker or finder or other Person who would
               -------
have any valid claim against Sullivan or any Acquiring Party for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Sullivan or any of its Affiliates.

          4.P  Disclosure.  To the knowledge of Sullivan, no statement of a
               ----------
material fact set
forth in this Article IV contains any statement of any material fact which is untrue in any material respect or omits to state a material fact which is necessary in order to make the statements set forth in this Article IV not misleading in any material respect.


                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                          GLENCAIRN AND THE MERGER SUB

          Glencairn and the Merger Sub, jointly and severally, represent and warrant as follows:

          5.A  Incorporation.  Glencairn is a corporation duly organized,
               -------------
validly existing, and in good standing (or has comparable active status) under the laws of the State of Maryland, and Glencairn has the corporate power and authority to enter into and consummate the transactions contemplated to be consummated by it pursuant to this Agreement. From and after the time it is formed, the Merger Sub will be a corporation duly organized, validly existing, and in good standing (or has comparable active status) under the laws of the State of Delaware and will have the corporate power and authority to enter into and consummate the transactions contemplated to be consummated by it pursuant to this Agreement.

          5.B  Corporate Action.  Each action necessary to be taken by or on the
               --------- ------
part of either Glencairn or the Merger Sub in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby to be consummated by it and necessary to make the same effective duly and validly taken by, and be effective at, the time by which such action is required to be taken. This Agreement has been duly and validly authorized, executed, and delivered by each of Glencairn and the Merger Sub and constitutes a valid and binding agreement, enforceable against each of them in accordance with and subject to its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          5.C  No Defaults.  Except as set forth on the attached Schedule 4H,
               -- --------                                       -------- --
the requisite approval of the FCC and compliance with the requirements of the Hart-Scott-Rodino Act, on the Closing Date (after giving effect to all approvals and consents which have been obtained), neither the execution and delivery by Glencairn or the Merger Sub of this Agreement, nor the consummation by Glencairn or the Merger Sub of the Merger and the other transactions contemplated by this Agreement to be consummated by it, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions, or provisions of any Legal Requirement to which Glencairn or the Merger Sub is subject, or of Glencairn's or the Merger Sub's certificate of incorporation or by-laws or similar organizational documents, or of any material contract, agreement, or instrument to which Glencairn or the Merger Sub is a party or by which Glencairn or the Merger Sub is bound.

          5.D  Brokers.  There is no broker or finder or other Person who would
               -------
have any valid claim against Sullivan (except after the Effective Time) or any Old Sullivan Stockholder for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Glencairn, the Merger Sub or any Affiliate of any of them.

          5.E  Qualification as a Broadcast Licensee.  Glencairn and the Merger
               ------------- -- - --------- --------
Sub will, at the time of the filing of the applications for the Required FCC Consent described in Section 6.A, be legally and financially qualified under the Communications Act, and the rules and regulations promulgated by the FCC thereunder, to control Sullivan (in the case of Glencairn) or be the successor by merger to Sullivan and the holder of the FCC Authorizations (in the case of the Merger Sub). To Glencairn's and the Merger Sub's knowledge, no fact exists as of the date of this Agreement that would, under the Communications Act, the existing rules, regulations, policies, and practices of the FCC or any other Legal Requirement, disqualify either Glencairn or the Merger Sub as the direct or indirect holder of any FCC Authorization or as owner and operator of the related Station Assets or any related Station.

          5.F  Litigation.  There is no litigation pending by or against, or to
               ----------
Glencairn's or the Merger Sub's knowledge (after due inquiry) threatened against, Glencairn or the Merger Sub related to or affecting Glencairn's or the Merger Sub's ability fully to carry out the transactions con templated to be consummated by them pursuant to this Agreement. There are no attachments, execu tions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy contemplated by, or, to Glencairn's or the Merger Sub's knowledge, threatened or pending against, Glencairn or the Merger Sub.

          5.G  Disclosure.  To Glencairn's and the Merger Sub's knowledge, no
               ----------
statement of a material fact set forth in this Article V contains a statement of any material fact which is untrue in any material respect or omits to state a material fact which is necessary in order to make the statements set forth in this Article V not misleading in any material respect.


                                   ARTICLE VI

                     APPLICATIONS FOR REQUIRED FCC CONSENT

          6.A  Preparation and Filing.  Within 30 Business Days after
               ----------- --- ------
Glencairn's or its own written request after the Spin-Off, each of Sullivan and Glencairn will, and will cause its Subsidiaries to, complete the portions of the applications for the Required FCC Consent which pertain to it and jointly file such applications with the FCC. Each of Sullivan and Glencairn will, and will cause its Subsidiaries to, diligently take or cooperate in the taking of all steps which are reasonably within its ability to take and which are necessary, proper, or desirable to expedite the prosecution of such applications and to cause the Required FCC Consent expeditiously to become Granted and expeditiously to become a Final Order.

          6.B  Certain Actions.  Sullivan will refrain from making any filing or
               ------- -------
announcement or taking (or causing or assisting any other Person to take) any other action which reasonably could be expected to delay the Required FCC Consent being Granted or becoming a Final Order in any respect without Glencairn's prior written consent. Without limiting Section 6.D, Glencairn will, and will cause its Subsidiaries to, refrain from making any filing or announcement or taking (or causing or assisting any other Person to take) any other action which reasonably could be expected to delay the Required FCC Consent being Granted or becoming a Final Order in any respect without the prior written consent of Sullivan (or, after the Closing, the Stockholder Representative).

          6.C  Notice of Objections, etc.  Sullivan will promptly provide
               ------ -- ----------- ---
Glencairn (or, after the Closing, the Stockholder Representative) with a copy of any pleading, order, or other document served on Sullivan relating to such applications (other than any of the same which is addressed to or states that it is to be served upon or delivered to the Person to whom such copy is to be provided or such Person's communications counsel). Glencairn will promptly provide Sullivan (or, after the Closing, the Stockholder Representative) with a copy of any pleading, order, or other document served on Glencairn or any of its Subsidiaries relating to such applications (other than any of the same which is addressed to or states that it is to be served upon or delivered to the Person to whom such copy is to be provided or such Person's communications counsel).

          6.D  Prohibited Actions.  Glencairn will not, and will not cause or
               ---------- -------
permit any of its Subsidiaries to, make any "major amendment" (as that term is used in Section 73.3578(b) of the rules of the FCC (Ch. 47 C.F.R.)) in respect of any such application other than (i) with prior written consent of Sullivan (prior to the Closing) or the Stockholder Representative (after the Closing),
(ii) in order to reflect any change in the proposed operating or ownership structure of the Merger Sub or any Station which the FCC or its staff has indicated to Glencairn or any Affiliate or agent of Glencairn is a condition to the Required FCC Consent to be Granted, or (iii) if required by a change in the rules, regulations or policies of the FCC to disclose any attributable interest which Glencairn or any of its Subsidiaries may be deemed to have by virtue of any local marketing, time brokerage or similar arrangement in effect on the date of this Agreement.


                                  ARTICLE VII

                             COVENANTS OF SULLIVAN

          7.A   Actions after Spin-Off and prior to Merger.
                ------- ----- -------- --- ----- -- ------

               (1) Operation Generally.  After the Spin-Off and until the
                   --------- ---------
     Closing, Sullivan will (a) with respect to Station Assets, keep books of account, records, and files substantially in accordance with the practices of Sullivan Holdings and its Subsidiaries with respect to such assets of such type prior to the Spin-Off, (b) promptly execute and timely file any applications reasonably required for renewal of the FCC Authorizations, (c) timely file (taking into account any extensions of which Sullivan may avail itself) true, correct and complete federal, state, local and foreign tax returns and tax reports required to be filed by Sullivan, (d) fully pay all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties) due and payable by Sullivan, (e) to the extent necessary to the conduct of its business: use reasonable efforts to (i) perform its obligations under all Station Contracts to which it is a party, (ii) preserve the Station Assets held by it, and (iii) maintain in full force and effect the FCC Authorizations, and (f) maintain property damage insurance in such amounts, and insuring against such risks, as Glencairn may reasonably request.

               (2) Contracts.  After the Spin-Off and until to the Closing,
                   ---------
     Sullivan will be entitled to renew or extend the term of any Contract which, by its terms, has expired at the time of such renewal or extension or which would expire prior to the sixtieth day after the effective date of such renewal or extension, and, in connection therewith, to agree to increase the amounts payable thereunder during any such renewal or extended term in accordance with Sullivan Holdings' and its Subsidiaries' past practice in the operation of the Stations, or enter into any other Contract which is reasonably required in order to enable it to comply with its obligations under this Agreement.

               (3) Restrictions.  After the Spin-Off and until to the Merger
                   ------------
     Closing, Sullivan will not without the prior written consent of Glencairn (to the extent the following restrictions are permitted by the FCC and all other applicable Legal Requirements):

                   (a) other than in the ordinary course of business, sell, lease (as lessor), transfer, or agree to sell, lease (as lessor), or transfer any Station Assets which are required for the operation of any Station without replacement thereof with a functionally equivalent or superior asset of substantially equal or greater value;

                   (b) apply to the FCC for any construction permit that would materially restrict any Station's present operations or make any material adverse change in the buildings or leasehold improvements which constitute Station Assets;

                   (c) merge or consolidate, or agree to merge or consolidate, with or into any Person;

                   (d) enter into any Contract with any of its Affiliates which will not be performed in its entirety or by its terms terminate at or prior to the time of the Closing;

                   (e) cause any of its assets or properties to become subject to any Lien, other than any Permitted Encumbrance;

                   (f) commit any material breach of any material Contract to which it is a party; or

                   (g) change any material tax election if such change could reasonably be expected to adversely affect Post-Merger Sullivan, except to the extent required by any Legal Requirement, any Contract or GAAP.

               (4) No Premature Assumption of Control.  Nothing contained in
                   -- --------- ---------- -- -------
     this Agreement will give any Acquiring Party any right to control the programming, operations, or any other matter relating to the Stations prior to the Closing, and Sullivan will have complete control of the programming, operations, and all other matters relating to the Stations up to the time of the Closing.

          7.B  Organization/Goodwill. After the Spin-Off and until to the
               ---------------------
Closing, Sullivan will use reasonable efforts to preserve the business organization of Sullivan with respect to the Stations and preserve the goodwill of the Stations' suppliers, customers, and others, to the extent such Persons have business relations with Sullivan. This Section 7.B will not apply to the Corporate Personnel, with respect to continued service by them after the Closing (it being understood that the Corporate Personnel intend to resign their respective positions with Sullivan effective as of the Effective Time).

          7.C  Access to Facilities, Files, and Records.  From time to time at
               ------ -- ----------- ------ --- -------
the request of Glencairn after the Spin-Off and prior to the Closing, Sullivan will give or cause to be given to the officers, employees, accountants, counsel, and representatives of Glencairn and the Merger Sub

                   (a) access (in the presence of any representative designated by Sullivan, at Sullivan's option), upon reasonable prior notice, during normal business hours, to all facilities, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records, equipment, machinery, fixtures, furniture, vehicles, accounts payable and receivable, and inventories of Sullivan (but, in any event, not personnel, unless Sullivan otherwise consents) related to the Stations, including for purposes of permitting Glencairn to perform "Phase One" (and, after consulting with Sullivan as to the scope thereof, "Phase Two") environmental surveys with respect to the Station Assets, and

                   (b) all such other information in Sullivan's possession concerning the affairs of the Stations as Glencairn may reasonably request,

     in each case at Glencairn's expense; provided that the foregoing does not
                                          --------
     disrupt or interfere with the business and operations of Sullivan or any Station in any material respect ("materiality," for purposes of this proviso, being determined by reference to each Station individually, and not taken as a whole).

          7.D  Hart-Scott-Rodino Matters.  Within thirty (30) days after
               ----------------- -------
Glencairn's or its own request after the Spin-Off, Sullivan will complete all documents (if any) required to be filed with the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") with respect to
 ---                                                     ---
itself and/or its Affiliate(s) and concerning the Merger in order to comply with the Hart-Scott-Rodino Act and together with Glencairn and/or the appropriate Affiliate(s) of Glencairn who are required to join in such filings, will file the same with the FTC and the DOJ. Sullivan will promptly furnish all materials thereafter required by the FTC, the DOJ or any other governmental entity having jurisdiction over such filings, and will take all reasonable actions and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any such governmental entity, as may be required under the Hart-Scott-Rodino Act or other federal antitrust laws for the consummation of the Merger.

          7.E  Consents.  Except as provided in Article VI and Section 7.D, it
               --------
is agreed that (1) as among Sullivan and the Acquiring Parties, it will be the sole responsibility of the Acquiring Parties to timely obtain all Acquiring Party Consents, (2) so long as Sullivan complies with its obligations pursuant to the following sentence and Article VI and Section 7.D, Sullivan, the Old Sullivan Stockholders and the Stockholder Representative will not be liable to any Person for any failure to obtain or other absence of any effective Acquiring Party Consent, and (3) except as provided in Sections 10.C and 10.D, the absence of any effective Consent will not excuse any Acquiring Party from consummating the Merger. Sullivan will use reasonable efforts (without being required to make any payment not specifically required by the terms of any licenses, leases, and other contracts), including executing any related agreement or undertaking which does not take effect until the Effective Time, to obtain the Sullivan Consents and to assist the Acquiring Parties (at the Acquiring Parties' request and expense) to (a) timely obtain all Acquiring Party Consents or, in the absence of any Acquiring Party Consent (where applicable), one or more replacement agreements, and (b) cause each Consent or replacement agreement to become effective as of the time of the Spin-Off or the Effective Time, as applicable.

          7.F  Notice of Proceedings.  After the Spin-Off and prior to the
               ------ -- -----------
Closing, Sullivan will promptly notify Glencairn in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Merger or any other transaction contemplated by this Agreement to be consummated by Sullivan, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of the Merger or any such other transaction, or to nullify or render ineffective this Agreement, the Merger or any such other transaction if consummated.

          7.G  Confidential Information.  If for any reason the transactions
               ------------ -----------
contemplated in this Agreement are not consummated, Sullivan will not use or disclose to any Person (except to its agents, representatives and advisors, to its lenders and securityholders and their respective agents, representatives and advisors, or as may be required by any Legal Requirement) any confidential information received from an Acquiring Party or any of their respective agents, representatives and advisors (each a "disclosing party" for purposes of this Section 7.G) in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement. Nothing will be deemed to be confidential information for purposes of this Section 7.G that: (a) is or was known to any Sullivan-Related Entity at the time of its initial disclosure by a disclosing party to any Sullivan-Related Entity; (b) has become or becomes publicly known or available other than through disclosure by any Sullivan-Related Entity; (c) is or was rightfully received by any Sullivan-Related Entity from any Person unrelated to any Sullivan-Related Entity (other than any Person engaged by any Sullivan-Related Entity in connection with the transactions contemplated by this Agreement); or (d) is or was independently developed by any Sullivan-Related Entity.

          7.H  Efforts to Consummate.  Subject to the provisions of Article IX
               ------- -- ----------
and Section 12.A, Sullivan will use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Articles IX and X to be fulfilled and cause the Merger and the other transactions contemplated by this Agreement in connection with the Closing to be fully carried out. In addition, promptly after Sullivan becomes aware prior to the Closing of a breach of any fact or circumstance which constitutes or would constitute a breach of any other Party's representation or warranty set forth in this Agreement, Sullivan will give such Party notice thereof so that such Party may attempt to cure the same.

          7.I  Notice of Certain Developments.  Sullivan will give prompt
               ------ -- ------- -------------
written notice to Glencairn if, after the Spin-Off and prior to the Closing:
(1) Sullivan receives notice from any Market Cable System currently carrying a Station's signal of such Market Cable System's intention to delete such Station from carriage or change such Station's channel position on such Market Cable System, or (2) Sullivan becomes aware of any breach of any representation or warranty of Sullivan set forth in Article IV.

          7.J  Updated Information.  Sullivan agrees to provide to Glencairn and
               ------- -----------
the Merger Sub at or prior to the Closing, for informational purposes only, copies of all material Contracts in existence at the time of the Closing and which are entered into after the Spin-Off and prior to the Closing.

          7.K  Non-Solicitation.  After the Spin-Off and prior to the Closing or
               ----------------
the earlier termination of this Agreement, each of ABRY Partners and Sullivan will not, and each of them will not cause (and will use reasonable efforts not to permit) any of its Subsidiaries, affiliates, directors, officers, employees, representatives or agents to, directly or indirectly solicit, or initiate, entertain or enter into any discussions or transactions with, or encourage or provide any information to, any Person (other than any Person described in
Section 7.C), concerning any sale of any of the assets of Sullivan (other than any sale which is not prohibited by Section 7.A(3)) or any merger, stock acquisition or similar transaction involving Sullivan (other than an issuance of capital stock or capital stock equivalents by Sullivan); provided that nothing
                                                         --------
in this Section 7.K will prohibit ABRY Partners or Sullivan from furnishing, or causing or permitting any other Person to furnish, information concerning Sullivan to any governmental authority or court of competent jurisdiction or any other Person as may be required by any Legal Requirement.


                                 ARTICLE VIII

                   COVENANTS OF GLENCAIRN AND THE MERGER SUB

          8.A  Hart-Scott-Rodino Matters. Within 30 days after Sullivan's or its
               ----------------- -------
own request after the Spin-Off, Glencairn will complete all documents (if any) required to be filed with the FTC and the DOJ with respect to itself and/or its Affiliate(s) and concerning Merger in order to comply with the Hart-Scott-Rodino Act and together with Sullivan and/or the appropriate Affiliate(s) of Sullivan who are required to join in such filings, will file the same with the FTC and the DOJ. Glencairn will pay the filing fees associated with all such filings and the filings described in Section 6.A. Glencairn and the Merger Sub will promptly furnish all materials thereafter required by the FTC, the DOJ or any other governmental entity having jurisdiction over such filings, and will take all reasonable actions and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any such governmental entity, as may be required under the Hart-Scott-Rodino Act or other federal antitrust laws for the consummation of the Merger.

          8.B  Confidential Information. If for any reason the transactions
               ------------ -----------
contemplated in this Agreement are not consummated, each of Glencairn and the Merger Sub will not use or disclose to any Person (except to its agents, representatives and advisors, to its lenders and their respective agents, representatives and advisors, or as may be required by any Legal Requirement) any confidential information received from Sullivan Holdings, any of its Subsidiaries, Sullivan or any of their respective agents, representatives and advisors (each a "disclosing party" for purposes of this Section 8.B) in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement. Nothing will be deemed to be confidential information for purposes of this Section 8.B that: (a) is or was known to any Glencairn-Related Entity at the time of its initial disclosure by a disclosing party to any Glencairn-Related Entity; (b) has become or becomes publicly known or available other than through disclosure by any Glencairn-Related Entity; (c) is or was rightfully received by any Glencairn-Related Entity from any Person unrelated to any Glencairn-Related Entity (other than any Person engaged by any Glencairn-Related Entity in connection with the transactions contemplated by this Agreement); or (d) is or was independently developed by any Glencairn-Related Entity. In addition, the Merger Sub agrees to be bound by the same obligations as Glencairn is bound pursuant to the confidentiality agreement dated as of November 20, 1997 between Sinclair Broadcast Group, Inc. and Sullivan Broadcasting, which confidentiality agreement will survive the execution and delivery of this Agreement and will survive the execution and termination of this Agreement, and no provision of this Section 8.B will be deemed to supersede or in any way limit any obligation or right under such confidentiality agreement.

          8.C  Efforts to Consummate.  Subject to the provisions of Article X
               ------- -- ----------
and Section 12.A, each of Glencairn and the Merger Sub will use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Articles IX and X to be fulfilled and cause the Merger and the transactions contemplated by this Agreement in connection with the Merger to be fully carried out. In addition, promptly after Glencairn or the Merger Sub becomes aware prior to the Closing of a breach of any fact or circumstance which constitutes or would constitute a breach of any representation or warranty of Sullivan set forth in this Agreement, Glencairn will give Sullivan notice thereof so that Sullivan may attempt to cure the same.

          8.D  Notice of Proceedings.  Each of Glencairn and the Merger Sub will
               ------ -- -----------
promptly notify Sullivan (prior to the Closing) or the Stockholder Representative (after the Closing) in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Merger or any other transaction contemplated by this Agreement, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of the Merger or any such other transaction, or to nullify or render ineffective this Agreement, the Merger or any such other transaction, if consummated. Glencairn will give the Stockholder Representative prompt written notice if any Acquiring Party becomes aware of any breach of any representation or warranty of any Acquiring Party set forth in Article V.

          8.E  Section 338 Election.  Without the Stockholder Representative's
               ------- --- --------
prior written consent, Glencairn will not, and will not cause or permit any of its Subsidiaries to, make an election under Section 338 of the Tax Code, or under any analogous provision of any other Legal Requirements relating to Taxes, with respect to the Merger.


                                  ARTICLE IX

           CONDITIONS TO THE OBLIGATIONS OF SULLIVAN AT THE CLOSING

          The obligation of Sullivan to consummate the Merger is, at Sullivan's option, subject to the fulfillment of the following conditions at the time of the Closing (Sullivan expressly acknowledging that the effectiveness of the Sullivan Consents is not a condition to such obligation):

          9.A  Representations, Warranties, Covenants.
               ---------------- ----------- ---------

               (1) Each of the representations and warranties of Glencairn and the Merger Sub set forth in Article V, considered without regard to any materiality qualifiers contained therein, will be deemed to be made again at and as of the time of the Closing (other than any such representation or warranty which is expressly made with reference to a time prior to the time of the Closing, which will be deemed remade as of such time only), and taken as a whole such representations and warranties, as so remade, will have been true and accurate in all material respects, except to the extent of deviations therefrom permitted or contemplated by this Agreement; and

               (2) each of Glencairn and the Merger Sub will in all material respects have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the time of the Closing, taken as a whole.

          9.B  Proceedings.
               -----------

               (1) No action or proceeding will have been instituted and be pending before any court or governmental body to restrain or prohibit, or to obtain a material amount of damages in respect of, the consummation of the transactions contemplated by this Agreement that, in the reasonable opinion of Sullivan, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this

     Agreement or such transactions or for the recovery against any Sullivan-Related Entity or any officer, director or stockholder of any Sullivan-Related Entity of a material amount of damages; and

               (2) no Party will have received written notice from any governmental body of (a) such governmental body's intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including, without limitation, a routine Civil Investigative Demand) into the consummation of the transactions contemplated by this Agreement, or (b) the actual commencement of such an investigation, in each case unless the same has been withdrawn, resolved, concluded or abandoned.

          9.C  Hart-Scott-Rodino and FCC Matters.  The Approval Date will have
               ----------------- --- --- -------
occurred and the Required FCC Consent will be in full force and effect.

          9.D  Spin-Off.  The Spin-Off will have been consummated.
               --------

          9.E  Other Deliveries.  The Merger Sub will have delivered, or will
               ----- ----------
stand ready to deliver, to Sullivan such instruments, documents, and certificates as are contemplated by Section 3.B(1).


                                   ARTICLE X

        CONDITIONS TO THE OBLIGATIONS OF THE MERGER SUB AT THE CLOSING

          The obligations of the Merger Sub to consummate the Merger on the Closing Date are, at the Merger Sub's option, subject to the fulfillment of the following conditions at the time of the Closing (Glencairn and the Merger Sub expressly acknowledging that the effectiveness of the Acquiring Party Consents is not a condition to such obligations):

          10.A Representations, Warranties, Covenants.
               ---------------- ----------- ---------

               (1) Each of the representations and warranties of Sullivan set forth in Article IV, considered without regard to any materiality qualifiers contained therein, will be deemed to be made again at and as of the time of the Closing (other than any such representation or warranty which is expressly made with reference to a time prior to the time of the Closing, which will be deemed remade as of such time only), and taken as a whole such representations and warranties, as so remade, will have been true and accurate, except to the extent of deviations therefrom which are permitted or contemplated by this Agreement or which, in the aggregate, do not constitute and have not caused a Material Adverse Change; and

               (2) Sullivan will in all material respects have performed and complied with the covenants agreements required by this Agreement to be performed or complied with by it prior to or at the time of the Closing, taken as a whole, and Sullivan will in all material respects have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the time of the Closing, taken as a whole.

          10.B Proceedings.
               -----------

               (1) No action or proceeding will have been instituted and be pending before any court or governmental body to restrain or prohibit, or to obtain a material amount of damages in respect of, the consummation of the transactions contemplated by this Agreement that, in the reasonable opinion of Glencairn, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or for the recovery against any Glencairn-Related Entity or any officer, director or stockholder of any Glencairn-Related Entity of a material amount of damages; and

               (2) no Party will have received written notice from any governmental body of (a) such governmental body's intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including, without limitation, a routine Civil Investigative Demand) into the consummation of the transactions contemplated by this Agreement, or (b) the actual commencement of such an investigation, in each case unless the same has been withdrawn, resolved, concluded or abandoned.

          10.C Hart-Scott-Rodino and FCC Matters.  The Approval Date will have
               ----------------- --- --- -------
occurred and the Required FCC Consent will be in full force and effect.

          10.D Other Instruments.  Sullivan will have delivered, or will stand
               ----- -----------
ready to deliver, to the Merger Sub such instruments, documents, and certificates as are contemplated by Section 3.C(1).


                                  ARTICLE XI

                             POST-CLOSING MATTERS

          11.A Survival.  The representations, warranties and certifications of
               --------
the Parties contained in or made pursuant to this Agreement (including any certification contained in any certificate to be delivered pursuant to Section 3.C) will survive the execution of this Agreement and the Closing only to the extent expressly provided in the Indemnity Agreement. The covenants and agreements of the Parties set forth in this Agreement will survive until performed and discharged in full.

          11.I Limitation of Recourse.  Except as provided in the Indemnity
               ---------- -- --------
Agreement,
after the Closing, no claim may be brought or maintained against any Party or any Old Sullivan Stockholder or any of their respective present or former officers, directors, employees or other affiliates by any Party or Old Sullivan Stockholder or any of its successors or assigns, and no recourse may be sought or granted against any Person, by virtue of or based upon any alleged misstatement, omission, inaccuracy in, or breach of any representation, warranty or certification of any Party set forth in or made pursuant to this Agreement, and in no event will Glencairn or Post-Merger Sullivan be entitled to claim or seek any rescission of the Merger or any of the other transactions consummated pursuant to the Transaction Documents, any such right of rescission or rights to damages which any such Party might otherwise have being hereby expressly waived and any claims or judgments being limited accordingly.

          11.C Acknowledgment by the Acquiring Parties.  Each of the Acquiring
               -------------- -- --- --------- -------
Parties has conducted, to its satisfaction, an independent investigation and verification of Sullivan, its Subsidiaries, the Stations and the Station Assets and the financial condition, results of operations, assets, liabilities, properties and projected operations of Sullivan, its Subsidiaries, the Stations and the Station Assets. In determining to enter into this Agreement and proceed with the transactions contemplated by this Agreement, each Acquiring Person has relied on the covenants of Sullivan, the results of such independent investigation and verification and the representations and warranties of Sullivan (in conjunction with the Schedules hereto) set forth in this Agreement (including the certifications to be made in any certificate to be delivered pursuant to Section 3.C), all of which each Acquiring Party acknowledges and agrees will survive for a limited duration. SUCH REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS WITH RESPECT TO SULLIVAN, ITS SUBSIDIARIES, THE STATIONS AND THE STATION ASSETS TO THE ACQUIRING PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH ACQUIRING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS, WARRANTIES AND CERTIFICATIONS OF ANY KIND OR NATURE AND WHETHER ORAL OR CONTAINED IN ANY WRITING OTHER THAN THIS AGREEMENT OR ANY SUCH CERTIFICATE (INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION, WARRANTY OR CERTIFICATION RELATING TO THE PROJECTED, FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OR OPERATIONS, ASSETS OR LIABILITIES RELATING TO THE STATIONS) ARE SPECIFICALLY DISCLAIMED BY SULLIVAN, THE STOCKHOLDER REPRESENTATIVE, THE OFFICERS OF SULLIVAN AND ITS SUBSIDIARIES AND THE OLD SULLIVAN STOCKHOLDERS.

          11.D Corporate Name.  After the Merger (but on the Closing Date),
               --------- ----
Post-Merger Sullivan will take and will cause its Subsidiaries to take such action as is necessary to change its corporate name in its certificate or articles of incorporation filed with the Secretary of State or similar official of the jurisdiction of its incorporation to a name which does not include, and is not confusingly similar to, the name "Sullivan" and will cease the use of all Sullivan Broadcasting logos or any similar mark. Notwithstanding anything in this Agreement to the contrary, Post-Merger Sullivan will be entitled to continue to use its present corporate name until such time as such name change is effective and to the extent necessary to accomplish such name change, and may endorse checks and other instruments in such name.


                                  ARTICLE XII

                                  TERMINATION

          12.A Termination of Agreement Prior to Closing.  Subject to Section
               ----------- -- --------- ----- -- -------
12.A(3), this Agreement may be terminated at any time prior to the Closing as follows:

               (1) By Sullivan.  By Sullivan, by written notice (a "Sullivan
                   -- --------                                      --------
     Termination Notice") to Glencairn:
     ----------- ------

                   (a) at any time when any material breach by any Acquiring Party of its obligations pursuant to this Agreement has occurred and is continuing, if both

                       (i) such breach materially and adversely affects the likelihood that any of the conditions set forth in Article IX or X which has not been satisfied or waived will be satisfied or materially and adversely affects any Party's ability to comply with its obligations pursuant to this Agreement, and

                       (ii) at least thirty days have elapsed since Sullivan gave Glencairn written notice requesting that such Person cure such breach,

          unless prior to the giving of the Sullivan gave each such breaching Acquiring Party has cured such breach;

                   (b) at any time after the Expiration Date, if

                       (i) as of the Expiration Date, each of Sullivan's and the Merger Sub's conditions to closing set forth in Articles IX and X was satisfied or waived in writing,

                       (ii) the absence of satisfaction of each of Sullivan's and the Merger Sub's conditions to closing set forth in Articles IX and X which was not waived in writing or satisfied as of the Expiration Date was caused by a breach by one or more of the Acquiring Parties of any of its or their representations, warranties and/or obligations under this Agreement and/or the failure of any Acquiring Party Consent to have been obtained,

                       (iii) the Approval Date had not occurred on or prior
               to the Expiration Date as a result of any breach by one or more of the Acquiring Parties of any provision of this Agreement, or

                       (iv) one or more of the Acquiring Parties and the Affiliates thereof refused, failed or declined to take any action (other than divesting itself of an broadcast television or radio station of which it or one of its Subsidiaries is the licensee or terminating any time brokerage or similar arrangement) which the FCC, the FTC, the DOJ or the staff of any of them indicates to any Acquiring Party or agent thereof is a condition to the grant of the Required FCC Consent or the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Act for the Merger; or

                   (c) at any time after the Expiration Date, in any circumstance which is not described in Section 12.A(1)(b), unless the absence of satisfaction of each of Sullivan's and the Merger Sub's closing conditions set forth in Articles IX and X which has not been satisfied or waived in writing has been caused by a breach by Sullivan of its obligations under this Agreement.

               (2) By Glencairn.  By Glencairn, by written notice (a "Glencairn
                   -- ---------                                       ---------
     Termination Notice") to Sullivan:
     ----------- ------

                   (a) at any time when any material breach by Sullivan of its obligations pursuant to this Agreement has occurred and is continuing, if both

                       (i) such breach materially and adversely affects the likelihood that any of the conditions set forth in Article IX or X will be satisfied or materially and adversely affects any Party's ability to comply with its obligations pursuant to this Agreement and

                       (ii) at least thirty days have elapsed since Glencairn gave Sullivan written notice requesting that Sullivan cure such breach,

          unless prior to the giving of such Glencairn Termination Notice Sullivan has cured such breach; or

                   (b) at any time after the Expiration Date, under any circumstances described in Section 12.A(1)(b) or Section 12.A(1)(c).

               (3) When Termination Not Permitted.  Sullivan may not terminate
                   ---- ----------- --- ---------
     this Agreement pursuant to Section 12.A(1) at any time when Sullivan is in material breach of a material obligation under this Agreement. Glencairn may not terminate this Agreement pursuant to Section 12.A(2) at any time when any Acquiring Party is in material breach of a material obligation under this Agreement.

          12.B Survival of Certain Provisions; Remedies.
               -------- -- ------- ----------- ---------

               (1) General.  No Party will have any liability to any other Party
                   -------
     for costs, expenses, damages (consequential or otherwise), loss of anticipated profits, or otherwise as a result of a termination pursuant to
     Section 12.A except as provided in Section 12.B(2) or 12.B(3). The Parties agree that time is of the essence with respect to the provisions of Sections 3.B and 12.A. Sections 7.G and 8.G, this Article XII and Article XIII will survive the termination of this Agreement pursuant to Section 12.A.

               (2) For Sullivan.  Sullivan  will have such remedies as it may
                   --- --------
     have at law or in equity in the event of a termination of this Agreement pursuant to Section 12.A.

               (3) For the Acquiring Parties.  The Acquiring Parties' sole and
                   --- --- --------- -------
     exclusive remedies for the termination of this Agreement or any failure of performance or compliance by Sullivan with any covenant or agreement contained in this Agreement prior to the Closing, or by Sullivan with any covenant or agreement contained in this Agreement prior to the Closing, will be

                   (a) their respective rights (if any) under applicable law or equitable principles to seek damages in respect of their direct out-of-pocket losses or expenses (but not any damages in respect of lost profits or other similar or consequential or incidental damages) occasioned by and as a consequence of such breach;

                   (b) their respective rights (if any) under applicable law or equitable principles to seek specific enforcement of this Agreement against Sullivan, including specific enforcement of Sullivan's obligation to consummate the Merger (subject to FCC approval and other required Consents being obtained), it being acknowledged by Sullivan that the Acquiring Parties would not have an adequate remedy at law in the event of any such failure, provided that no Acquiring Party will
                                         --------
          be entitled to such specific performance unless (i) each Acquiring Party has complied in all material respects with its material obligations under this Agreement and (ii) either (A) each condition to closing of Sullivan set forth in Article IX has been satisfied or waived in writing or (B) the absence of satisfaction of each such condition to closing which has not been satisfied or waived in writing is caused solely by a breach by Sullivan of its obligations under this Agreement.

                                 ARTICLE XIII

                                 MISCELLANEOUS

          13.A Expenses.  Except as otherwise expressly provided in this
               --------
Agreement, Sullivan will bear all of the expenses incurred prior to the Closing by Sullivan and the Stockholder Representative in connection with the transactions contemplated by this Agreement, and each of the Acquiring Parties will bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, in each case including, without limitation, accounting and legal fees incurred in connection herewith.

          13.B Assignments.
               -----------

               (1) By Sullivan.  This Agreement may not be assigned by Sullivan
                   -- --------
     without the prior written consent of the Acquiring Parties. Notwithstanding the foregoing, Sullivan may assign its rights under this Agreement for collateral purposes only to any lender to it, or any agent for any such lender(s), without the consent of any other Party, and any such lender or agent may transfer such rights pursuant to the exercise of remedies with respect to such collateral security to any other Person (it being understood that any such lender or agent will be a third-party beneficiary of the agreement constituted by this Section 13.B(1)).

               (2) By Glencairn.  Glencairn or the Merger Sub may assign its
                   -- ---------
     rights under this Agreement without the consent of Sullivan or the Stockholder Representative.

               (3) General Rules.  Any attempt to assign this Agreement or any
                   ------- -----
     rights or obligations hereunder without first obtaining any consent which is required by this Section 13.B will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Old Sullivan Stockholder is an express third-party beneficiary of this Agreement.

          13.C Further Assurances.  From time to time prior to, at, and after
               ------- ----------
the Closing, each Party will execute all such instruments and take all such actions as any other of them, being advised by counsel, may reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including the execution and delivery of any and all consents, confirmatory and other instruments, in addition to those to be delivered at the Closing, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

          13.D Notices.  All notices, demands, and other communications which
               -------
may or are required to be given under or with respect to this Agreement will be in writing, will be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, and will be deemed to have been given or made when personally delivered, or on the next Business Day after delivery to such overnight delivery service, or on the fifth day after it is deposited in the mail, registered or certified, first class postage prepaid, as the case may be, if addressed as follows:

               (1) If to Sullivan (prior to the Closing) or the Stockholder
                   -- -- -------- ------ -- --- -------- -- --- -----------
                   Representative:
                   --------------

               c/o ABRY Partners, Inc.
               18 Newbury Street
               Boston, Massachusetts 02116
               Attn: Royce Yudkoff, President
               with a copy (which will not constitute notice to Sullivan or the Stockholder Representative) to:

                   John L. Kuehn, Esq.
                   Kirkland & Ellis
                   153 E. 53rd Street
                   New York, New York 10022

          or to such other address and/or with such other copies as the Person to whom such notice is to be given may from time to time designate by notice to the Acquiring Parties given in accordance with this Section 13.D.

               (2) If to Glencairn, the Merger Sub or Post-Merger Sullivan:
                   -- -- ---------- ---------- ------ --------------------

                   Glencairn, Ltd.
                   3474 William Penn Highway
                   Pittsburgh, Pennsylvania 15235
                   Attention:  Edwin L. Edwards, Sr.

                   with a copy (which will not constitute notice to Glencairn, the Merger Sub or Post-Merger Sullivan) to:

                         George Stamas, Esq.
                         Wilmer, Cutler & Pickering
                         100 Light Street
                         Baltimore, Maryland  21202

          or to such other address and/or with such other copies as the Person to whom such notice is to be given may from time to time designate by notice to Sullivan (if prior to the Closing) and the Stockholder Representative given in accordance with this Section 13.D.

          13.E Captions.  The captions of Articles and Sections of this
               --------
Agreement are for convenience only, and will not control or affect the meaning or construction of any of the provisions of this Agreement.

          13.F Law Governing.  THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED,
               --- ---------
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCES TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES GOVERNS THE TRANSACTIONS CONTEMPLATED HEREBY.

          13.G Waiver of Provisions.  The terms, covenants, representations,
               ------ -- ----------
warranties, and conditions of this Agreement may be waived as to any Party only by a written instrument executed by such Party. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived as to any Old Sullivan Stockholder only by a written instrument executed by Sullivan, prior to the Closing, or the Stockholder Representative, after the Closing. The failure of any Party or any Old Sullivan Stockholder at any time or times to require performance of any provision of this Agreement will in no manner affect the right at a later date to enforce the same. No waiver by or on behalf of any Party to this Agreement or any Old Sullivan Stockholder of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

          13.H Counterparts.  This Agreement may be executed in two (2) or more
               ------------
counterparts, and all counterparts so executed will constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties hereto are not signatory to the same counterpart.

          13.I Entire Agreement.  This Agreement (including the Schedules and
               ------ ---------
Exhibits hereto) and the confidentiality agreement referred to in Section 8.C (including the Acquiring Parties' obligations with respect thereto, as provided in Section 8.C), constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede any and all prior agreements, understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof.

          13.J Access to Books and Records.
               ------ -- ----- --- -------

               (1) Post-Merger Sullivan will, and will cause its Subsidiaries to, preserve for not less than five (5) years after the Closing Date all books and records included in the Station Assets. After such five-year period, Post-Merger Sullivan will not, and will not cause or permit its Subsidiaries to, destroy any books or records relating to the conduct of business of the Stations prior to the Effective Time unless Post-Merger Sullivan first offers to transfer such books and records to the Stockholder Representative at no cost to the Stockholder Representative, and if Post-Merger Sullivan is requested to do so, Post-Merger Sullivan will transfer, or cause a Subsidiary of Post-Merger Sullivan to transfer, such books or records to the Stockholder Representative.

               (2) At the request of the Stockholder Representative, Post-Merger Sullivan will, and will cause each of its Subsidiaries to, permit the Stockholder Representative (including its officers, employees, accountants, and counsel) any access, upon reasonable prior written notice during normal business hours, to all of its property, accounts, books, contracts, records, accounts payable and receivable, records of employees, FCC logs and other information concerning the affairs or operation of the Stations as the Stockholder Representative may reasonably request for any reasonable purpose relating to the transactions contemplated by this Agreement or the ownership or operation of any Station prior to the Effective Time, and to make extracts or copies from the foregoing at the Stockholder Representative's expense. At Post-Merger Sullivan's request, prior to receiving any such requested information, the Stockholder Representative will execute a confidentiality agreement with respect thereto which is reasonably acceptable to Post-Merger

Sullivan.

          13.K Public Announcements.  Prior to the Closing, no Party will,
               ------ -------------
except by mutual agreement of Sullivan and Glencairn (including agreement as to content, text and method of distribution or release), make any press release or other public announcement or disclosure concerning the transactions contemplated by this Agreement, except as may be required by any Legal Requirement (including filings and reports required to be made with or pursuant to the rules of the Securities and Exchange Commission); provided that, prior to
                                                         --------
making any such announcement or disclosure required by any Legal Requirement, to the extent practicable, the disclosing Party gives each Person named above prior written notice of the context, text and content of, the method of distribution or release of, and all other material facts concerning, such disclosure.

          13.L Disclosure.  If and to the extent that any information required
               ----------
to be furnished by Sullivan in any attached Schedule is contained in this Agreement or in any attached Schedule, such information will be deemed to have been included in each other attached Schedule in which such information is required to be included to the extent its relevance to such latter Schedule is reasonably apparent. By including any information in any attached Schedule, Sullivan will not be deemed to have admitted or acknowledged that such information is material to or outside the ordinary course of the business of Sullivan or any Station.

          13.M Definitional Provisions.
               ------------ ----------

               (1) Terms Defined in Appendix.  Each capitalized term which is
                   ----- ------- -- --------
     used and not otherwise defined in this Agreement or any attached Schedule has the meaning which is specified for such term in the Appendix which is attached to this Agreement.

               (2) Knowledge.  As used in this Agreement, the term "knowledge"
                   ---------
     of Sullivan will refer only to the actual knowledge, without any particular inquiry (except as specified in this Agreement), of the Corporate Personnel, Andrew Banks and Royce Yudkoff, after inquiry of the general managers of the Stations; and the "knowledge" of Glencairn or the Merger Sub will refer only to the actual knowledge, without any particular inquiry (except as specified in this Agreement) of Edwin L. Edwards, Sr.

               (3) Interpretation.  Words used in this Agreement, regardless of
                   --------------
     the gender and number specifically used, will be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires. Whether or not used in conjunction with the words "without limitation" or words of similar import, the term "including" as used in this Agreement imports that the items referred to are illustrative only and do not purport to be a complete listing of the items of the type in question. The wording of the provisions of this Agreement is the result of arms-length negotiations among the parties to this Agreement and was selected by them to reflect their mutual intentions; therefore, no party will be deemed the "drafter" of this Agreement and no rule of strict construction will be applied against or in favor of any party to this Agreement.

          13.N Arbitration.
               -----------

               (1) Generally.  Except as expressly provided in the Indemnity
                   ---------
     Escrow Agreement or for purposes of pursuing any remedy pursuant to Section 12.B(3)(b), the arbitration procedures described in this Section 13.N will be the sole and exclusive method of resolving and remedying claims arising under this Agreement and the other Transaction Documents ("Disputes");
                                                                --------
     provided that nothing in this Section 13.N will prohibit a Party from
     --------
     instituting litigation to enforce any Final Arbitration Award. Except as otherwise provided in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"),
                                                                  --- -----
     the arbitration procedures described in this Section 13.N and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the State of New York from time to time. No Person will be entitled to claim or recover punitive damages in any such proceeding.

               (2) Notice of Arbitration.  If a Party asserts that there exists
                   ------ -- -----------
     a Dispute, then such Person (the "Disputing Person") will give each other
                                       --------- ------
     Person involved in such Dispute a written notice setting forth the nature of the asserted Dispute. If all such Persons do not resolve any such asserted Dispute prior to the tenth Business Day after such notice is given, then the Disputing Person may commence arbitration pursuant to this
     Section 13.N by giving each other Person involved in such Dispute a written notice to that effect (an "Arbitration Notice"), setting forth any matters
                                ----------- ------
     which are required to be set forth therein in accordance with the AAA Rules. Unless otherwise notified, the Acquiring Parties are entitled to assume that the Stockholder Representative is authorized to act on behalf of each Old Sullivan Stockholder with respect to any Dispute.

               (3) Selection of Arbitrator.  The Persons involved in such
                   --------- -- ----------
     Dispute will attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected prior to the twentieth Business Day after the related Arbitration Notice is given, then an arbitrator which is experienced in matters of the type which are the subject matter of the Dispute will be selected in accordance with the AAA Rules.

               (4) Conduct of Arbitration.  The arbitration will be conducted
                   ------- -- -----------
     under the AAA Rules, as modified by any written agreement among the Persons involved in such Dispute. The arbitrator will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the arbitrator (the "Final Arbitration Award") is made or
                                        ----- ----------- -----
     rendered as soon as practicable, and the Persons involved in such Dispute will use reasonable efforts to cause a Final Arbitration Award to occur not later than the sixtieth day after the arbitrator is selected. Any Final Arbitration Award will be final and binding upon the Persons involved in such Dispute, and there will be no appeal from or reexamination of any Final Arbitration Award, except as provided in the Uniform Arbitration Act, as in effect in the State of New York from time to time.

               (5) Enforcement.  A Final Arbitration Award may be enforced in
                   -----------
     any state or federal court having jurisdiction over the subject matter of the related Dispute.

               (6) Expenses.  The prevailing Person(s) in any arbitration
                   --------
     proceeding in connection with this Agreement will be entitled to recover from the non-prevailing Person(s) their reasonable attorneys' fees and disbursements in addition to any damages or other remedies awarded to such prevailing Person(s), and the non-prevailing Person(s) will be required to pay all other costs and expenses associated with the arbitration; provided
                                                                       --------
     that (i) if an arbitrator is unable to determine that a Person is a prevailing Person in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such arbitrator upon the basis of the outcome of such arbitration proceeding, and (ii) if such arbitrator is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by Sullivan and one-half by Glencairn, and each Party will pay the out-of-pocket expenses incurred by it. As part of any Final Arbitration Award, the arbitrator may designate the prevailing Person(s) for purposes of this Section 13.N(6). Except as provided in the preceding sentences, each Person involved in a Dispute will bear its own costs and expenses (including legal fees and disbursements) in connection with any such proceeding or submission.

          13.O Stockholder Representative.
               ----------- --------------

               (1) Appointment; Authority Generally.  On behalf of the Old
                   ------------ --------- ---------
     Sullivan Stockholders, Sullivan hereby appoints ABRY Partners as the initial Stockholder Representative under this Agreement, to serve in accordance with the terms, conditions and provisions of this Agreement, and ABRY Partners, by its execution of this Agreement, hereby agrees to act as such, upon the terms, conditions and provisions of this Agreement. From and after the Closing, the Stockholder Representative will be authorized to act on behalf of the Old Sullivan Stockholders in accordance with this Agreement.

               (2) Authorization.  The Stockholder Representative, in such
                   -------------
     capacity, will be entitled to take all actions on behalf of the holders of Sullivan Shares or the Old Sullivan Stockholders, as the case may be, with respect to this Agreement and the other agreements contemplated hereby, and omit to take any action, each as directed by

                   (a) prior to the Effective Time, the holders of capital stock of Sullivan having a majority of the voting power represented by the outstanding capital stock of Sullivan at the time in question, and

                   (b) after the Effective Time, Persons who immediately prior to the Effective Time held Sullivan Shares which represented a majority of the voting power of the Sullivan Shares,

     (in either case, the "Majority Sullivan Stockholders").  The Stockholder
                           -------- -------- ------------
     Representative may be removed and replaced from time to time as the representative of the holders of the Sullivan Shares or the Old Sullivan Stockholders by written notice given by the Majority Sullivan Stockholders to Sullivan (prior to the Effective Time) and the Acquiring Parties.

               (3) Responsibility.  The Stockholder Representative will have no
                   --------------
     duties
     or responsibilities except those expressly set forth in this Agreement or any other agreement which may be entered into by it hereunder. The Stockholder Representative will have no responsibility for the validity of this Agreement or any agreement referred to in this Agreement or for the performance of any such agreements by any party thereto or for the interpretation of any of the provisions of any such agreements. The Stockholder Representative's liability in fulfilling its duties will be limited to bad faith, willful misconduct or gross negligence on its part. The Stockholder Representative will be protected in acting upon any certificate, notice or other instrument whatsoever received by the Stockholder Representative as to its due execution, the validity and effectiveness of its provisions, and the truth and accuracy of any information therein contained that the Stockholder Representative in good faith believes to be genuine and to have been signed or presented by a proper Person or Persons. The Stockholder Representative may, in its sole discretion, consult with and obtain advice from legal counsel and any other Person in the event of any question as to any of the provisions of this Agreement, any other agreement entered into in connection herewith or its duties hereunder or thereunder. The reasonable cost of such services, to the extent not borne by Sullivan, will be borne among the Old Sullivan Stockholders who held Sullivan Shares immediately prior to the Effective Time, pro rata in accordance with the respective amounts of the Merger Consideration to be received by them in respect of the Sullivan Shares.

               (4) Resignation; Replacement.  The Stockholder Representative
                   ------------ -----------
     will have the right, in its sole discretion, to resign as the Stockholder Representative (in its capacity as the representative of the holders of Sullivan Shares or the Old Sullivan Stockholders) at any time by giving at least 30 days prior written notice to Sullivan (prior to the Effective
     Time) and the Acquiring Parties. In such event, Sullivan (prior to the Effective Time) or the Majority Sullivan Stockholders (after the Effective
     Time) will promptly appoint another Stockholder Representative to represent the holders of Sullivan Shares and the Old Sullivan Stockholders and give notice of such selection to the Acquiring Parties and the Old Sullivan Stockholders (after the Effective Time). Such resignation of the Stockholder Representative will be effective upon such notice being given and such new Stockholder Representative's acceptance of such appointment and will relieve the resigning Stockholder Representative of all duties and responsibilities of the Stockholder Representative in such capacity thereafter arising.

          13.P Completion of Sullivan's Schedules.  The Acquiring Parties
               ---------- -- ---------- ---------
acknowledge that Sullivan has executed this Agreement without having the opportunity to request of personnel of the Stations information which may be material to the preparation of the attached Schedules referred to in Article IV (and that, therefore, some or all of such attached Schedules may not be correct and complete and, as a result, some or all of the representations and warranties set forth in Article IV which refer to such attached Schedules may not be true and correct). On or prior to March 9, 1998, Sullivan may deliver to Glencairn an amendment and restatement of any such attached Schedule, or any portion thereof, or a supplement to any such attached Schedule or any portion thereof, which may be required in order to accurately depict facts and circumstances which exist on the date of this Agreement (or any other applicable date referred to in any such representation or warranty), and the attached Schedule or portion thereof in question will be deemed to have been so amended and restated or modified, as the case may be, as of the time of the execution and delivery of this Agreement.

          13.Q Treatment of Station KOKH.  Each Acquiring Party acknowledges
               --------- -- ------- ----
that, notwithstanding any language to the contrary in this Agreement, Sullivan has made and will make no representation, warranty or certification of any kind with respect to Station KOKH (including with respect to the assets, liabilities and operations related to Station KOKH), and no representation or warranty set forth in Article IV, and no certification relating thereto delivered pursuant to
Section 3.C, will be deemed to apply to Station KOKH (including to any related asset, liability or operations).


                           [SIGNATURE PAGES TO FOLLOW
                  --  REST OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed by their duly authorized officers, all as of the day and year first above written.


                         SULLIVAN BROADCASTING COMPANY II, INC.


                         By:
                            -----------------------------------
                         Its:
                             ----------------------------------

                         GLENCAIRN, LTD., in its own right and
                           on behalf of a Subsidiary to be formed by it


                         By:
                            ----------------------------------
                         Its:
                             ---------------------------------


                         ABRY PARTNERS, INC.


                         By:
                            ----------------------------------
                         Its:
                             ---------------------------------

                              APPENDIX


          Additional Defined Terms.  The following capitalized terms have the
          ---------- ------- -----
following meanings when used in this Agreement and the Schedules attached to this Agreement:

          "ABRY Fund" means ABRY Broadcast Partners II, L.P., a Delaware limited
           ---- ----
     partnership.

          "Acquiring Parties" means Glencairn, the Merger Sub and Post-Merger
           --------- -------
     Sullivan.

          "Acquiring Party Consents" means all Consents other than the Required
           --------- ----- --------
     FCC Consent, any Consent required under the Hart-Scott-Rodino Act, or any Sullivan Consent.

          "Affiliate" of any Person means any other Person which is controlled
           ---------
     by, controls, or is under common control with, such first Person.

          "Affiliated Group" means an affiliated group of corporations, as that
           ---------- -----
     term is defined in Section 1504(a) of the Tax Code (or in any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Approval Date" means the first day upon which the Required FCC
           -------- ----
     Consent has been Granted and the requisite waiting period under the Hart-Scott-Rodino Act for the consummation of the Merger has expired or been terminated.

          A "Business Day" means any day other than a Saturday, a Sunday or
             -------- ---
     another day upon which banks in New York, New York generally are not open for business.

          "Closing Date" means the date upon which the Closing occurs.
           ------- ----

          "Communications Act" means the Communications Act of 1934, as amended
           -------------- ---
     and as in effect from time to time.

          "Consent" means any consent, order, approval, authorization or other
           -------
     action of, or any filing with or notice to or other action by or with respect to, any Person which is required for any of the execution, delivery or performance of this Agreement, the consummation of the Spin-Off, the Merger, or the conduct of the business of Sullivan or Post-Merger Sullivan or the holding or utilization of any Station Asset thereafter, whether such requirement arises pursuant to any Legal Requirement, Contract, a Person's organizational documents or otherwise, including any of the foregoing which is required in order to prevent a breach of or a default under or a termination or modification of any Contract.

          "Contract" means any agreement, lease, arrangement, commitment, or
           --------
     understanding to which Sullivan, with respect to the Stations, is a party.

          "Contracts Schedule" means the attached Exhibit C.
           --------- --------                     ---------

          "Corporate Personnel" means J. Daniel Sullivan, David Pulido, Patrick
           --------- ---------
     Bratton, Richard Montgomery, Barry Charbonneau and any successor to any of them in his capacity as an employee and/or officer of Sullivan.

          "Effective Time" means the time of the filing of the Certificate of
           --------- ----
     Merger described in Article II.

          "Expiration Date" means the earlier of (a) the last to occur of the
           ---------- ----
     15th day after the date upon which the Required FCC Consent is Granted and the last day of the calendar month during which the Required FCC Consent is Granted, and (b) December 31, 2008.

          "FCC" means the Federal Communications Commission or any successor
           ---
     thereto.

          "FCC Authorizations" means the authorizations issued by the FCC and
           --- --------------
     described on the attached Schedule 4C.
                               -------- --

          A "Final Order" means the Required FCC Consent if (a) the Required FCC
             ----- -----
     Consent has been Granted and has not been reversed, stayed, set aside, enjoined, annulled or suspended (whether under Section 402 or 405 of the Communications Act or otherwise) and (b) (i) no request has been filed for administrative or judicial review, reconsideration, appeal, certiorari or stay and the time for filing any such request and for the FCC to review the Required FCC Consent on its own motion has expired, or (2) if such a review, reconsideration or appeal has occurred, such review, reconsideration or appeal has been denied and the time for further review, reconsideration or appeal has expired.

          "GAAP" means United States generally accepted accounting principles,
           ----
     as in effect from time to time, as applied by Sullivan and its Subsidiaries from time to time.

          "Glencairn-Related Entity" means Glencairn, the Merger Sub, any direct
           ----------------- ------
     or indirect assignee or proposed assignee (by operation of law or otherwise) of any of the rights of any of them pursuant to this Agreement or any other agreement contemplated hereby, any direct or indirect successor or proposed successor to Post-Merger Sullivan's business or operation with respect to any Station, or any Affiliate or any of them.

          The Required FCC Consent is "Granted" on the effective date, as
                                       -------
     determined under the FCC's rules, regulations and policies, of the grant thereof by the FCC or its staff.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ----------------- ---
     Improvements Act of 1976, as in effect from time to time.

          "Headquarters Assets" means the assets of Sullivan Holdings and its
           ------------ ------
     Subsidiaries located in the offices of Sullivan Holdings and its Subsidiaries located in Franklin,

     Tennessee, and Boston, Massachusetts, and any so-called "personal seat license" or other right of Sullivan Holdings or any of its Subsidiaries to subscribe for tickets to events at the stadium presently being constructed or proposed to be constructed in the Nashville, Tennessee, metropolitan area.

          "Indemnity Agreement" means the Indemnity Agreement entered into among
           --------- ---------
     Sullivan, Glencairn and certain other Persons dated as of the date of this Agreement, as such agreement is in effect from time to time.

          "Indemnity Escrow Agreement" means the Indemnity Escrow Agreement
           --------- ------ ---------
     entered into among the Stockholder Representative, Glencairn and certain other Persons dated as of the date of this Agreement, as such agreement is in effect from time to time.

          "Legal Requirements" means the Communications Act, the rules,
           ----- ------------
     regulations and published policies of the FCC, and all other federal, state and local laws, rules, regulations, ordinances, judgments, orders and decrees.

          "Lien" means any mortgage, pledge, hypothecation, encumbrance, lien
           ----
     (statutory or otherwise), preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

          "Market Cable System" means, with respect to any Station, any cable
           ------ ----- ------
     television system located within such Station's television market, as that term is defined in Section 76.55(e) of the rules of the FCC.

          "Mission Guarantees" means the (i) Guaranty of Sullivan Broadcasting
           ------- ----------
     dated as of July 11, 1996 in favor of NationsBank of Texas, N.A., and any other lenders referred to therein relating to certain indebtedness of Mission Broadcasting I, Inc., a Delaware corporation, and (ii) the Guaranty of Sullivan Broadcasting dated as of July 29, 1996 in favor of NationsBank of Texas, N.A., and any other lenders referred to therein relating to certain indebtedness of Mission Broadcasting II, Inc., a Delaware corporation, in each case as in effect from time to time.

          "Old Sullivan Stockholder" means any holder of record of any Sullivan
           --- -------- -----------
     Share immediately prior to the Effective Time.

          "ordinary course of business" means the ordinary course of the conduct
           -------- ------ -- --------
     of business by Sullivan Holdings and is Subsidiaries, substantially consistent with their respective past practices.

          "Parties" means the parties to this Agreement.
           -------

          "Permitted Encumbrances" means (i) Liens arising by operation of law
           --------- ------------
     and
     securing the payment of Taxes which are not yet due and payable, (ii) with respect to any property leased by Sullivan as lessee, the interest of the lessor in such property, (iii) easements, rights-of-way, reservations of rights, conditions or covenants, zoning, building or similar restrictions or other non-monetary Liens or defects that do not, individually or in the aggregate, materially interfere with the use of the affected property in the operation of the Stations as currently conducted or as presently proposed by Sullivan Holdings and its Subsidiaries to be conducted, (iv) restrictions on transfer imposed under state or federal securities laws or pursuant to the Communications Act or the FCC Regulations, and (v) Liens securing indebtedness under the Sullivan Senior Debt Arrangements, other indebtedness and the Mission Guarantees.

          A "Person" means any individual, partnership, limited liability
             ------
     company, joint venture, corporation, trust, unincorporated association or government or department thereof.

          "Required FCC Consent" means the action(s) or order(s) by the FCC
           -------- --- -------
     granting its Consent to the transfer of control of Sullivan by reason of the Merger, without any condition which in the reasonable judgment of the Sullivan and the Acquiring Parties is adverse to such Person (or, in Sullivan's or the Stockholder Representative's reasonable judgment, adverse to any of the Old Sullivan Stockholders), as the case may be, in any material respect.

          "Spin-Off" means the transfer of the assets described on the attached
           --------
     Exhibit D to Sullivan by Sullivan Holdings and its Subsidiaries.
     ------- -

          "Station Assets" means all of Sullivan's rights in, to and under the
           ------- ------
     assets and properties of the Stations, real and personal, tangible and intangible, of every kind and description which are owned and used by Sullivan in connection with the business and operations of the Stations, including rights under contracts and leases, real and personal property, plant and equipment, inventories, intangibles, licenses and goodwill, and all other assets and properties of Sullivan used solely in connection with the operation of any Station; provided that the Station Assets will not include the Headquarters Assets.

          "Station KOKH" means broadcast television station KOKH-TV, Oklahoma
           ------- ----
     City, Oklahoma, together with all related translator stations (if any) owned by Sullivan.

          "Stations" means broadcast television station WRGT-TV, Dayton, Ohio;
           --------
     broadcast television station WVAH-TV, Charleston, West Virginia; broadcast television station WTAT-TV, Charleston, South Carolina; broadcast television station

     WFXV-TV, Utica, New York; low-power television station WPNY-LP, Rome, New York; and Station KOKH; in each case together with all associated translator stations (if any) owned by Sullivan Holdings or any of its Subsidiaries immediately prior to the Spin-Off.

          "Stockholder Representative" means ABRY Partners, Inc., a Delaware
           ----------- --------------
     corporation, or any successor thereto as the Stockholder Representative designated pursuant to Section 13.O.

          With respect to any Person, a "Subsidiary" means any corporation,
                                         ----------
     partnership, limited liability company, association or other business entity of which, at the time of such reference, (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or a majority economic interest, is at the time owned or con trolled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons will be allocated a majority of partnership, company, association or other business entity gains or losses or will be or control the managing director or general partner of such partnership, company, association or other business entity.

          "Sullivan Broadcasting" means Sullivan Broadcasting Company, Inc., a
           -------- ------------
     Delaware corporation.

          "Sullivan Common Stock" means Sullivan Shares which are common stock.
           -------- ------ -----

          "Sullivan Consents" means all Consents of the board of directors or
           -------- --------
     stockholders of Sullivan.

          "Sullivan Holdings" means Sullivan Broadcast Holdings, Inc., a
           -------- --------
     Delaware corporation.

          "Sullivan Holdings Financial Statements" means the Financial
           -------- -------- --------- ----------
     Statements attached to this Agreement as Exhibit E.
                                              ---------

          "Sullivan-Related Entity" means any Affiliate of ABRY Partners Inc. or
           ---------------- ------
     ABRY Broadcast Partners II, L.P., including Sullivan, prior to the Effective Time.

          "Sullivan Senior Debt Arrangements" means the Credit Agreement dated
           -------- ------ ---- ------------
     as of January 4, 1996 among Sullivan Holdings, Sullivan Broadcasting, the various Agents and co-Agents referred to therein, and the several Lenders from time to time parties thereto, together with all "Loan Documents" and other documents and instruments relating to the "Obligations" referred to therein, in each case as in effect from time to time.

          "Sullivan Share" means any share of capital stock of Sullivan which is
           -------- -----
     outstanding immediately prior to the Effective Time.

          "Sullivan Station Assets" means all of Sullivan Holdings', its
           -------- ------- ------
     Subsidiaries, Sullivan's and Sullivan Two's rights in, to and under the assets and properties of the Sullivan Stations, real and personal, tangible and intangible, of every kind and description which are owned and used by Sullivan Holdings, its Subsidiaries, Sullivan or Sullivan Two in connection with the business and operations of the Sullivan Stations, including rights under contracts and leases, real and personal property, plant and equipment, inventories, intangibles, licenses and goodwill, and all other assets and properties of Sullivan, its Subsidiaries, Sullivan and Sullivan Two used solely in connection with the operation of any Sullivan Station;

     provided that the Sullivan Station Assets will not include the Headquarters
     --------
     Assets.

          "Sullivan Stations" means broadcast television station WZTV,
           -------- --------
     Nashville, TN; broadcast television station WUTV, Buffalo, New York; broadcast television station WXLV-TV, Winston-Salem, North Carolina; broadcast television station WRGT-TV, Dayton, Ohio; broadcast television station WRLH-TV, Richmond, Virginia; broadcast television station WVAH-TV, Charleston, West Virginia; broadcast television station WUHF, Rochester, New York; broadcast television station WTAT-TV, Charleston, South Carolina; broadcast television station WFXV, Utica, New York; low-power television station WPNY-LP, Rome, New York; broadcast television station WMSN-TV, Madison, Wisconsin; Station KOKH; broadcast television station WUXP, Nashville, Tennessee; and broadcast television station WUPN-TV, Greensboro, North Carolina; in each case together with all associated translator stations (if any).

          "Sullivan Two" means Sullivan Broadcasting Company II, Inc., a
           -------- ---
     Delaware corporation.

          "Tax" (and, with correlative meaning, "Taxes", "Taxable" and "Taxing")
           ---
     means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profits, environmental (including under Section 59A of the Tax Code), customs, duties, real property, real property gains, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of any corporation for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included in any Tax Return relating thereto); and (C) liability for the payment of any amounts of the type described in clause (A) or (B) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

          "Tax Code" means the Internal Revenue Code of 1986, as amended
           --- ----
     (including, where applicable, the Internal Revenue Code of 1954, as amended).

          "Transaction Documents" means this Agreement and all agreements
           ----------- ---------
     between or among any or all of the Sullivan-Related Entities and the Glencairn-Related Entities relating thereto, in each case as in effect from time to time.

                               LIST OF SCHEDULES


Schedule 4C         FCC Matters
Schedule 4D         Certain Asset-Related Matters
Schedule 4F         Litigation
Schedule 4H         Conflicts
Schedule 4J         Tax Matters
Schedule 4N         Employee Benefit Matters



                                LIST OF EXHIBITS


Exhibit A           Opinions of Sullivan's Counsel
Exhibit B           Opinions of Glencairn's and the Merger Sub's Counsel
Exhibit C           Contracts Schedule
Exhibit D           Spin-Off Assets
Exhibit E           Sullivan Holdings Financial Statements